UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2022

Date of Report (Date Earliest Event Reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 6, 2022, NRG Energy, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Jetson Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Vivint Smart Home, Inc., a Delaware corporation (“Vivint”), pursuant to which Merger Sub will be merged with and into Vivint (the “Merger”), with Vivint surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”).

The Board of Directors of the Company unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration and Treatment of Equity Awards

At the effective time of the Merger (the “Effective Time”), each share of Vivint’s common stock (other than shares held by Vivint (including shares held in treasury), the Company or any of their respective wholly-owned subsidiaries and shares owned by stockholders who have properly made and not withdrawn or lost a demand for appraisal rights) will be converted into the right to receive $12.00 in cash (the “Merger Consideration”), without interest.

Pursuant to the Merger Agreement, at the Effective Time, Vivint’s equity awards granted under Vivint’s stock plans outstanding as of the Effective Time will, except as set forth below, be converted into a corresponding award with respect to the Company’s common stock, with the number of shares underlying such award adjusted based on the Merger Consideration divided by the average of the closing sale price of the Company’s common stock for the ten consecutive full trading days ending on the trading day immediately preceding the closing date (the “Exchange Ratio”). Vivint’s restricted stock units that remain subject to performance-based vesting conditions will be converted at target performance levels. Certain restricted stock units held by Vivint’s chief executive officer will be cancelled for no consideration. Certain restricted stock units outstanding as of the Effective Time and held by non-employee directors and certain stock appreciation rights, in each case, will be cancelled and such holders will have the right to receive an amount in cash calculated based on the Merger Consideration.

Conditions to the Merger

Consummation of the Merger is subject to certain closing conditions, including (i) the approval by the holders of at least a majority of the issued and outstanding shares of Vivint’s common stock, which approval was effected after the execution of the Merger Agreement upon the execution and delivery to the Company of irrevocable written consents from stockholders beneficially owning a majority of the issued and outstanding shares of Vivint’s common stock (the “Written Consent” and, such stockholders, the “Majority Stockholders”), (ii) the absence of any law, injunction or other order that prohibits the consummation of the Merger, (iii) the expiration or termination of the waiting period, and other required approvals, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iv) other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject in the case of this clause (iv) to certain materiality qualifiers).

Termination

The Merger Agreement contains customary termination rights for Vivint and the Company, including a right of either party to terminate the Merger Agreement if a court or other governmental authority issues a final order or ruling prohibiting the Merger, the other party breaches its representations, warranties or covenants contained in the Merger Agreement such that the closing conditions are not satisfied or the Merger is not consummated by the date that is six months after the date of the Merger Agreement (which date may be extended for up to three months under certain circumstances).

Certain Other Terms

The Merger Agreement contains representations and warranties customary for transactions of this type. The parties have agreed to various customary covenants and agreements, including, among others, an agreement by Vivint to conduct, and to cause each of its subsidiaries to conduct, its business in the ordinary course, consistent with past practice, during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of activities and transactions during this period. In addition, each of the Company and Vivint has agreed to take, or cause to be taken, all actions necessary or advisable to cause the Merger to be consummated as promptly as practicable, including obtaining any requisite approvals and authorizations and taking requisite actions to cause the expiration or termination of the applicable waiting period with respect to the HSR Act, subject to the limitations set forth in the Merger Agreement.

Vivint has also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) participate in any discussions or negotiations or furnish any non-public information relating to Vivint in connection with any proposal for an alternative transaction.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Vivint. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Additionally, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Vivint or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Vivint’s public disclosures.

If the Merger is consummated, Vivint’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Financing of the Merger

In connection with entry into the Merger Agreement, the Company entered into a commitment letter, dated December 6, 2022 (the “Commitment Letter”), by and between the Company and Goldman Sachs Bank USA (“Goldman Sachs”). Pursuant to the terms of the Commitment Letter, Goldman Sachs committed to provide to the Company a senior secured 364-day bridge term loan facility in an aggregate principal amount of up to $2,100.0 million to finance the acquisition of Vivint. Goldman Sachs’ obligations under the Commitment Letter are subject to certain customary conditions, including the consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

Voting and Support Agreements

The Majority Stockholders have executed and delivered to the Company voting and support agreements pursuant to which they have agreed, among other things, that in the event of a meeting of Vivint’s stockholders to approve the Merger Agreement and the Merger, to vote their shares of Vivint’s common stock in favor of, and otherwise support, the Merger, and to vote against any alternative proposals, in each case upon the terms and subject to the conditions set forth in the agreements. The foregoing description of the voting and support agreements executed by the Majority Stockholders does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the voting and support agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure

On December 6, 2022, the Company issued a press release announcing the Merger, a copy of which is being furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01	Other Events

The Company and Vivint have entered into various post-closing compensation arrangements with certain senior executives of Vivint.

Forward-Looking Statements

In addition to historical information, the information presented in this Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results of the Company and other future events, and views of economic and market conditions.

Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in the Company’s markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally, the Company’s ability to access capital markets, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, data privacy, cyberterrorism and inadequate cybersecurity, unanticipated outages at the Company’s generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions or asset sales, the Company’s ability to implement value enhancing improvements to plant operations and companywide processes, the Company’s ability to achieve the Company’s net debt targets, the Company’s ability to achieve or maintain investment grade credit metrics, the Company’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, the Company’s ability to operate the Company’s business efficiently, the Company’s ability to retain retail customers, the Company’s ability to execute the Company’s market operations strategy, the Company’s ability to realize anticipated benefits of the acquisitions of Vivint and Direct Energy (including the expected cost savings and other synergies of each) and the risk that anticipated benefits may take longer to realize than expected, the ability to successfully integrate businesses of acquired companies, and the Company’s ability to execute on the Company’s Capital Allocation Plan.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document
2.1	Agreement and Plan of Merger, dated as of December 6, 2022, by and among the Company, Merger Sub and Vivint*
10.1	Voting and Support Agreement, dated as of December 6, 2022, by and among the Company, 313 Acquisition LLC, BCP Voyager Holdings LP, and Blackstone Family Investment Partnership VI L.P.
10.2	Voting and Support Agreement, dated as of December 6, 2022, by and among the Company, Fortress Mosaic Investor LLC, Fortress Mosaic Sponsor LLC, and Fortress Mosaic Anchor LLC
99.1	Joint Press Release, dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPANY
(Registrant)

By:	/s/ Christine A. Zoino
Name: Christine A. Zoino
Title: Corporate Secretary

Dated: December 6, 2022